Pure Cycle Corporation S-3/A
Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 28, 2012, relating to the financial statements of Pure Cycle Corporation which appears in the Annual Report on Form 10-K of Pure Cycle Corporation for the year ended August 31, 2012, and to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ GHP Horwath, P.C.
Denver, Colorado
July 10, 2013